UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): April 28, 2017

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 28, 2017, Maxwell Technologies, Inc. (“Maxwell”), acquired substantially all of the assets of Nesscap Energy, Inc. (“Nesscap”), a developer and manufacturer of ultracapacitor products for use in transportation, renewable energy, industrial and consumer market, in exchange for the issuance of 4,146,538 shares of Maxwell common stock (the “Share Consideration”) and the assumption of certain liabilities pursuant to the terms of the previously announced Arrangement Agreement (the “Arrangement Agreement”), dated as of February 28, 2017 (the “Acquisition”) between Maxwell and Nesscap. The Acquisition was effected by means of a court-approved statutory plan of arrangement in accordance with the Business Corporations Act (Ontario) (the “Arrangement”) and was approved by the requisite vote cast by shareholders of Nesscap at a special meeting of Nesscap’s shareholders held on April 24, 2017.
Under the terms of the Arrangement Agreement, Nesscap will use the proceeds from the Acquisition to satisfy existing debt obligations and other liabilities of Nesscap with the remaining balance of the Share Consideration to be distributed to the shareholders of Nesscap in connection with the dissolution of Nesscap. Following the Arrangement and in accordance with the requirements of the TSX Venture Exchange (“TSXV”), Nesscap’s common shares will be delisted from the TSXV.
The Share Consideration represents approximately 11.3% of the outstanding shares of Maxwell, based on the number of Maxwell common stock outstanding as of April 28, 2017.
As previously announced, Maxwell has agreed as part of the Arrangement to appoint a representative of I2BF Energy, Limited and Arbat Capital Group Ltd., principal shareholders of Nesscap owning approximately 79.57% of the outstanding voting stock of Nesscap (the “Principal Shareholders”) to the Board of Directors of Maxwell, which such representative shall initially be Ilya Golubovich. Maxwell has agreed to make such appointment no later than one business day following Maxwell’s 2017 Annual Meeting of Shareholders. The Principal Shareholders have entered into shareholder agreements providing for, among other things, a lock-up agreement regarding any Maxwell shares received as part of the Arrangement or the dissolution of Nesscap, a standstill arrangement related to further acquisitions and actions related to Maxwell, non-competition and non-solicitation agreements and as referenced above, a right to nominate a director to the Maxwell board of directors. Additional shareholders, directors and officers have entered into lock-up agreements regarding any Maxwell shares received as part of the Arrangement.
The foregoing description of the Arrangement Agreement, Arrangement and Acquisition is not complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, dated February 28, 2017, as amended, by and between Maxwell and Nesscap, a copy of which is included as exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on February 28, 2017. The foregoing description of the Principal Shareholder Agreement is not complete and is qualified in its entirety by reference to the full text of the Principal Shareholder Agreement, dated February 28, 2017, by and between Maxwell and Nesscap, a copy of which is included as exhibit 10.3 to the Form 8-K filed with the Securities and Exchange Commission on February 28, 2017.
Item 8.01 Other Events.
On April 28, 2017, Maxwell issued a press release announcing the closing of the Acquisition. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward Looking Statements
Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Maxwell and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, regulatory approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. Undue reliance should not be placed on such forward looking statements. Forward-looking statements speak only as of the date they are made. Except as required by law, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Maxwell Technologies, Inc. on April 28, 2017 announcing the completion of the acquisition of the Nesscap Energy business by Maxwell Technologies, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Date: April 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Maxwell Technologies, Inc. on April 28, 2017 announcing the completion of the acquisition of the Nesscap Energy business by Maxwell Technologies, Inc.